Exhibit 99.1

FOR IMMEDIATE RELEASE

GTx, Inc. Announces Pricing of Private Placement

MEMPHIS, Tenn. — March 4, 2014 — GTx, Inc. (NASDAQ: GTXI) announced today that it has entered into a securities purchase agreement with J.R. Hyde, III, the chairman of GTx’s Board of Directors, and The Pyramid Peak Foundation, to issue and sell in a private placement to these purchasers an aggregate of 11,976,048 immediately separable units, comprised of an aggregate of 11,976,048 shares of GTx common stock and warrants to purchase up to 10,179,642 additional shares of common stock.  The total purchase price payable to GTx for the units is $21,272,455.42, or approximately $1.77625 per unit.  The warrants, which may only be exercised for cash, will have a per share exercise price of $1.67 (equal to the closing bid price of GTx’s common stock on March 3, 2014) and a one year term. The closing of the private placement will occur three business days following the satisfaction or waiver of customary closing conditions as set forth in the securities purchase agreement, or on such other date as the purchasers in the private placement may agree upon. The securities purchase agreement will terminate if the closing of the private placement has not occurred on or prior to April 15, 2014, provided that the purchasers in the private placement may, in their sole discretion, extend such date to August 15, 2014.

In connection with the private placement, GTx has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of shares of common stock, including shares of common stock underlying the warrants, within 180 days after the closing. The securities offered by GTx in this private placement have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

About GTx

GTx, Inc., headquartered in Memphis, Tennessee, is a biopharmaceutical company dedicated to the discovery, development, and commercialization of small molecules for the treatment of cancer, including treatments for prostate and breast cancer, cancer supportive care, including prevention and treatment of cancer-related muscle wasting, and other serious medical conditions.

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of these securities.

Forward-Looking Statements

This press release contains forward-looking statements based upon GTx’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, all statements relating to the anticipated closing, and the amount and proposed use of proceeds, of the private placement. GTx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether GTx will be able to consummate the private placement and the satisfaction of closing conditions related to the private placement. There can be no assurance that GTx will be able to complete the private placement on the terms described herein or in a timely manner, if at all. Regardless of whether the private placement is consummated, GTx will continue to need additional funding and may be unable to raise capital when needed, which would force GTx to delay, reduce or eliminate its product candidate development programs and potentially cease operations. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. GTx’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2013 contains under the heading, “Risk Factors”, a more comprehensive description of these and other risks to which GTx is subject. GTx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Source: GTx, Inc.

Media:
BrewLife
Denise Powell, 415-946-1062
dpowell@brewlife.com
or
Investors:
GTx, Inc.
Marc Hanover, 901-507-6915
President and Chief Operating Officer
mhanover@gtxinc.com